Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8, File Nos. 333-200303 and 333-211581, of our report dated March 21, 2017, on the consolidated financial statements of Melrose Bancorp, Inc. as of and for the years ended as of December 31, 2016 and 2015, which report is incorporated by reference in the Annual Report on Form 10-K of Melrose Bancorp, Inc. for the year ended December 31, 2016.

/s/ Baker Newman & Noyes LLC

Peabody, Massachusetts

March 21, 2017